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                                                             Exhibit 25


                             POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), hereby constitutes and appoints Curtis H. Barnette, Gary L. Millenbruch, and Lonnie A. Arnett, and each of them, with full power to act without the others, as his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the following:

     (i) a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Bethlehem, par value one dollar ($1) per share, to be issued pursuant to the 1994 Non-Employee Directors Stock Plan of Bethlehem Steel Corporation and any and all amendments thereto; with power where appropriate to affix the corporate seal of Bethlehem thereto and to attest said seal, and to file, or cause to be filed, the same with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of June, 1995.




/s/ Curtis H. Barnette                /s/ Gary L. Millenbruch


Curtis H. Barnette                    Gary L. Millenbruch
Chairman, Chief Executive Officer     Executive Vice President, Treasurer
(principal executive officer)         (principal financial officer)
and Director                          and Director

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

/s/ Lonnie A. Arnett                         /s/ Winthrop Knowlton

Lonnie A. Arnett                             Winthrop Knowlton, Director
Vice President and Controller
(principal accounting officer)



/s/ Benjamin R. Civiletti                    /s/ Robert McClements, Jr.

Benjamin R. Civiletti, Director              Robert McClements, Jr.,
                                             Director



/s/ Worley H. Clark                          /s/ Roger P. Penny

Worley H. Clark, Director                    Roger P. Penny, Director



/s/ John B. Curcio                           /s/ Dean P. Phypers

John B. Curcio, Director                     Dean P. Phypers, Director



/s/ Thomas L. Holton                         /s/ William A. Pogue

Thomas L. Holton, Director                   William A. Pogue, Director



/s/ Lewis B. Kaden                           /s/ John F. Ruffle

Lewis B. Kaden, Director                     John F. Ruffle, Director



/s/ Harry P. Kamen

Harry P. Kamen, Director
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